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                                                                     EXHIBIT 5.1

                       [O'MELVENY & MYERS LLP LETTERHEAD]

                                December 6, 2000

Abgenix, Inc.
7601 Dumbarton Circle
Fremont, CA 94555

    Re:  Registration Statement on Form S-1

Ladies and Gentlemen:

    This opinion is delivered in our capacity as special counsel to Abgenix, Inc., a Delaware corporation (the "Company"), in connection with the Company's amendment no. 1 to the registration statement on Form S-1 (File
No. 333-49858) (the "Registration Statement") to be filed on or around December 6, 2000, with the Securities and Exchange Commission relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 4,050,000 shares of common stock of the Company (the "Shares"). 3,300,000 of the Shares were issued by the Company, and 750,000 of the Shares were sold by one of the shareholders of the Company, in a private placement to certain accredited investors on or around November 6, 2000.

    In connection with rendering this opinion, we have examined the Amended and Restated Certificate of Incorporation, as amended to the date hereof and on file with the Secretary of State of the State of Delaware, the Amended and Restated Bylaws of the Company, such records of corporate proceedings of the Company as we deem appropriate for the purposes of this opinion, and the Registration Statement and the exhibits thereto. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

    We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the General Corporation Law of the State of Delaware including the statutory provisions and also all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such laws.

    Based upon the foregoing, we are of the opinion that, the Shares are legally issued, fully paid and nonassessable.

    The foregoing assumes that all requisite steps were and will be taken to comply with the requirements of the Securities Act and all applicable requirements of state laws regulating the offer and sale of the Securities.

    We hereby consent to the references in the Registration Statement to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by
Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the SEC.

                                          Respectfully yours,

                                          /s/ O'MELVENY & MYERS LLP